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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                           STATIA TERMINALS GROUP N.V.
             (Exact name of registrant as specified in its charter)

        Netherlands Antilles                               52-2003016
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification Number)

                               Tumbledown Dick Bay
                       St. Eustatius, Netherlands Antilles
                    (Address of principal executive offices)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ( )

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. (x)


 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                   333-72317

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered                           Each Class is to be Registered
-----------------------                       -------------------------------

COMMON SHARE, PAR                                    NASDAQ NATIONAL MARKET
VALUE $0.01 PER SHARE



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         For information with respect to the common shares, par value $0.01, (the "Common Shares") of Statia Terminals Group N.V. (the "Company"), reference is made to the information set forth under the captions "Prospectus Summary," "Cash Distribution Policy" and "Description of Common Shares" contained in the prospectus deemed a part of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on February 12, 1999, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the above-referenced sections of the foregoing Registration Statement and the prospectus which is a part thereof, as such may be hereafter amended, are hereby incorporated by reference thereto. A definitive prospectus describing the Common Shares will be filed pursuant to Rule 424(b) under the Securities Act and, upon filing, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

         Exhibit
         Number   Description

           1      -     Articles of Incorporation  of the Company.  Incorporated
                        by  reference   to  Exhibit  3.1  to  the   Registration
                        Statement.

           2      -     Proposed  Articles  of  Incorporation  of  the  Company.
                        Incorporated   by   reference  to  Exhibit  3.2  to  the
                        Registration Statement.

           3      -     Indenture,  dated as of November 27, 1996,  among Statia
                        Terminals  International  N.V., Statia Terminals Canada,
                        Incorporated,   as   Issuers,   and   Statia   Terminals
                        Corporation  N.V.,  Statia  Terminals  Delaware,   Inc.,
                        Statia Terminals,  Inc., Statia Terminals,  N.V., Statia
                        Delaware Holdco II, Inc., Saba Trustcompany  N.V., Bicen
                        Development    Corporation    N.V.,   Statia   Terminals
                        Southwest,   Inc.,  W.P.   Company,   Inc.,  Seven  Seas
                        Steamship  Company,  Inc., Seven Seas Steamship  Company
                        (Sint  Eustatius)  N.V.,  Point Tupper  Marine  Services
                        Limited,  Statia  Laboratory  Services N.V., Statia Tugs
                        N.V.  (collectively,  the "Subsidiary  Guarantors")  and
                        Marine  Midland  Bank.   Incorporated  by  reference  to
                        Exhibit 4.1 to the Registration Statement.

           3a    -      First  Amendment,  dated as of August 14,  1997,  to the
                        Indenture,  dated as of November 27, 1996,  among Statia
                        Terminals  International  N.V., a  Netherlands  Antilles
                        corporation,  Statia Terminals Canada,  Incorporated,  a
                        corporation  organized  under  the laws of Nova  Scotia,
                        Canada,  the  Subsidiary  Guarantors  named  therein and
                        Marine  Midland  Bank.   Incorporated  by  reference  to
                        Exhibit 4.1a to the Registration Statement.

           3b    -      Second Amendment,  dated as of February 25, 1998, to the
                        Indenture,  dated as of November 27, 1996,  among Statia
                        Terminals  International  N.V., a  Netherlands  Antilles
                        corporation,  Statia Terminals Canada,  Incorporated,  a
                        corporation  organized  under  the laws of Nova  Scotia,
                        Canada,  the  Subsidiary  Guarantors  named  therein and
                        Marine  Midland  Bank.   Incorporated  by  reference  to
                        Exhibit 4.1b to the Registration Statement.

           3c   -       Third  Amendment,  dated  as of July  29,  1998,  to the
                        Indenture,  dated as of November 27, 1996,  among Statia
                        Terminals  International  N.V., a  Netherlands  Antilles
                        corporation,  Statia Terminals Canada,  Incorporated,  a
                        corporation  organized  under  the laws of Nova  Scotia,
                        Canada,  the  Subsidiary  Guarantors  named  therein and
                        Marine  Midland  Bank.   Incorporated  by  reference  to
                        Exhibit 4.1c to the Registration Statement.

           4   -        Registration  Rights Agreement  between Statia Terminals
                        Group N.V. and Statia  Terminals  Holdings,  dated April
                        __, 1999. Incorporated by reference to Exhibit 4.17 to the Registration Statement.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             STATIA TERMINALS GROUP N.V.


Date:  April 20, 1999                       By: /s/James G. Cameron
                                                --------------------------------
                                                Name:  James G. Cameron
                                                Title: Director


                                            By: /s/Jack R. Pine
                                                --------------------------------
                                                Name:  Jack R. Pine
                                                Title: Secretary